                                                                   EXHIBIT 10.52

                                RELEASE AGREEMENT


         This RELEASE AGREEMENT (the "Agreement") is made and entered into by and between MESSAGEMEDIA, INC. ("MessageMedia") and DENNIS CAGAN ("Mr. Cagan") and CAGANCO, INC. ("CaganCo") (together "Cagan Parties") as of the Execution Date of this Agreement defined in paragraph 26 below.

                                   I. RECITALS

         WHEREAS, effective as of October 31, 1999 ("Resignation Date"), Mr. Cagan tendered his resignation from any and all prior positions as an employee, consultant, and officer he may have held with MessageMedia or any of its affiliates or subsidiaries; and

         WHEREAS, Mr. Cagan tendered his resignation voluntarily and at his sole election and discretion; and

         WHEREAS, MessageMedia has accepted the resignation tendered by Mr.
Cagan;

         WHEREAS, the parties wish to make the resignation from full-time employment amicable but conclusive on the terms and conditions set forth herein;

         WHEREAS, MessageMedia has offered and Mr. Cagan has accepted a temporary, part-time position with MessageMedia;

         WHEREAS, this Agreement does not alter or in any way affect Mr. Cagan's status as a member of MessageMedia's Board of Directors;

         WHEREAS, the parties intend that this Agreement, including the attached exhibit hereto, constitute the full, final, and entire agreement with regard to MessageMedia's obligations to Mr. Cagan from the Resignation Date forward;

         WHEREAS, Mr. Cagan accepts the benefits of this Agreement with the acknowledgment that by its terms he has been fully and satisfactorily compensated;

         WHEREAS, CaganCo and MessageMedia entered into an agreement whereby CaganCo was to provide certain services to MessageMedia;

         WHEREAS, CaganCo and MessageMedia desire to terminate any and all agreements, whether written or oral, that CaganCo and MessageMedia may have entered into from time to time;

         WHEREAS, CaganCo acknowledges that it has received valuable consideration in exchange for termination of its obligations to MessageMedia.



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                                  II. COVENANTS

         NOW THEREFORE, in consideration of the above set forth recitals which are incorporated herein by reference and the mutual promises and covenants contained in this Agreement, it is hereby agreed by and between the parties hereto as follows:

         1. RESIGNATION. Mr. Cagan has tendered, and MessageMedia has accepted, Mr. Cagan's resignation from any and all prior positions Mr. Cagan may have held with MessageMedia, effective as of October 31, 1999 ("Resignation Date"). This Agreement does not alter or in any way affect Mr. Cagan's status as a member of MessageMedia's Board of Directors.

         2. CONSIDERATION. Although MessageMedia has no policy or procedure requiring payment of any severance benefits, MessageMedia agrees to the following as consideration for this Agreement:

                  (a) AGREEMENT FOR TEMPORARY PART-TIME EMPLOYMENT. As consideration for executing this Agreement, MessageMedia agrees to enter into the Agreement for Temporary Part-time Employment, attached hereto as Exhibit A. Mr. Cagan's status as a temporary, part-time employee shall commence immediately upon Mr. Cagan executing this Agreement and the attached Exhibit A and shall be effective as of the Resignation Date, as defined above. MessageMedia's obligations under this paragraph or the Agreement for Temporary Part-time Employment, if any, shall terminate immediately if Mr. Cagan, at any time, violates any obligation to MessageMedia under said agreements.

                  (b) INSURANCE. MessageMedia agrees to provide Mr. Cagan with a COBRA notification form setting forth his rights and responsibilities with regard to COBRA coverage within ten days after the Execution Date. Should Mr. Cagan timely elect to continue coverage pursuant to COBRA, MessageMedia agrees to reimburse Mr. Cagan on a monthly basis for a period beginning November 1, 1999 and concluding January 31, 2000 ("COBRA Reimbursement Period"), unless this obligation is terminated earlier as set forth in this Agreement, for the COBRA premiums Mr. Cagan pays in order to maintain health insurance coverage during the COBRA Reimbursement Period that is substantially equivalent to that which Mr. Cagan received immediately prior to the Resignation Date. Any reimbursement by MessageMedia during the COBRA Reimbursement Period is contingent upon Mr. Cagan providing MessageMedia documentation establishing that Mr. Cagan paid the COBRA premium and reflecting the extent of the coverage. Failure by Mr. Cagan to present sufficient documentation relieves MessageMedia of any obligation under this paragraph 2(b). Any reimbursements due under this paragraph 2(b) shall be made by MessageMedia within 30 days after presentation by Mr. Cagan of such sufficient documentation. Should Mr. Cagan obtain employment with an another employer who provides medical benefits during the COBRA Reimbursement Period, MessageMedia's obligation under this paragraph shall forever cease upon the expiration of the waiting period (if any) for entitlement to insurance coverage through Mr. Cagan's new employer. Mr. Cagan agrees to notify MessageMedia in writing in the event that Mr. Cagan obtains employment before the end of the COBRA Reimbursement Period. In any event, and notwithstanding any provision to the contrary in this paragraph, MessageMedia's obligations



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under this paragraph shall forever cease no later than by the end of the COBRA
Reimbursement Period. The parties agree that any payments made under this paragraph 2(b) is provided solely in consideration for Mr. Cagan's executing and not revoking the ADEA waiver and release set forth in paragraph 14.

         3. OTHER CONSIDERATION. Except as expressly provided herein or in the Agreement for Temporary Part-time Employment attached hereto as Exhibit A, the Cagan Parties acknowledge and agree that the Cagan Parties will not receive (nor are the Cagan Parties entitled to receive) any additional consideration, payments, reimbursements, incentive payments, stock, equity interests or benefits of any kind. Mr. Cagan further acknowledges and agrees that on or before the Resignation Date MessageMedia paid to Mr. Cagan in full any and all wages, salary, accrued but unused vacation, floating holiday accrued but not taken, personal time off, commissions, bonuses, stock options, incentive payments and compensation due and owing, if any, as of the Resignation Date.

         4. DENIAL OF LIABILITY. The parties acknowledge that any payment by MessageMedia and any release by Mr. Cagan and CaganCo pursuant to this Agreement are made to ensure that Mr. Cagan's resignation from full-time employment and the termination of all agreements with CaganCo is amicable, that in making any such payment or release, MessageMedia and the Cagan Parties in no way admit any liability to each other and that they expressly deny any such liability.

         5. NONDISPARAGEMENT. The Cagan Parties and MessageMedia agree that neither party will at any time disparage the other to third parties in any manner likely to be harmful to the other party, their business reputation, or the personal or business reputation of its directors, shareholders and/or employees. Notwithstanding the prohibition in the preceding sentence, each party shall respond accurately and fully to any question, inquiry, or request for information when required by legal process.

         6. MESSAGEMEDIA PROPERTY. Prior to the Resignation Date, Mr. Cagan agrees to return to MessageMedia all MessageMedia documents (and all copies thereof) and any and all other MessageMedia property in Mr. Cagan's possession, custody or control, including, but not limited to, financial information, customer information, customer lists, employee lists, MessageMedia files, notes, cellular telephones, contracts, drawings, records, business plans and forecasts, financial information, specifications, computer-recorded information, software, tangible property, credit cards, entry cards, identification badges and keys, and any materials of any kind which contain or embody any proprietary or confidential material of MessageMedia (and all reproductions thereof), except as necessary to fulfill Mr. Cagan's duties as a member of MessageMedia's Board of Directors or as an employee under the Agreement for Temporary Part-time Employment.

         7. CONFIDENTIALITY. The provisions of this Agreement shall be held in strictest confidence by the Cagan Parties and MessageMedia and shall not be publicized or disclosed in any manner whatsoever. Notwithstanding the representations and prohibitions in this paragraph: (a) the parties may disclose this Agreement in confidence to their respective attorneys, accountants, auditors, tax preparers, and financial advisors; (b) MessageMedia may disclose this



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Agreement as necessary to fulfill standard or legally required corporate reporting or disclosure requirements; (c) MessageMedia may disclose this Agreement upon request from any government entity; and (d) the parties may disclose this Agreement insofar as such disclosure may be necessary to enforce its terms or as otherwise required by law.

         8. BUSINESS EXPENSE REIMBURSEMENT. MessageMedia agrees to reimburse Mr. Cagan for those reasonable business expenses he necessarily incurred in his capacity as a MessageMedia employee or consultant up to and including the Resignation Date, to the extent that such reimbursement is consistent with MessageMedia's policies in this regard. Mr. Cagan must submit the necessary documentation establishing the amount, date and reason for expenses he incurred and for which he seeks reimbursement no later than 15 days after the Execution Date.

         9. REFERENCES. To coordinate MessageMedia's response to any inquiries from prospective employers seeking employment references concerning Mr. Cagan, Mr. Cagan agrees to direct such prospective employers exclusively to the MessageMedia Vice President of Human Resources. Should the Vice President of Human Resources receive an inquiry, the Vice President (or an authorized agent acting on behalf of the Vice President) shall confirm Mr. Cagan's period of employment with MessageMedia, the position he held, and the latest salary that he received as an employee.

         10. NON-DISCLOSURE OF PROPRIETARY INFORMATION. Mr. Cagan acknowledges and agrees that he is obligated to keep in the strictest of confidence, and not to use or to disclose to any person, firm or corporation any trade secrets, confidential knowledge, data or other proprietary information of MessageMedia. By way of illustration only, this shall include information relating to products, processes, know-how, designs, formulas, methods, samples, developmental or experimental work, improvements, discoveries, plans for research and new products, plans for marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers, and information regarding the skills, knowledge, background, performance, salary, compensation or benefits of any MessageMedia employee other than Mr. Cagan himself ("Confidential Information"). Mr. Cagan further acknowledges that MessageMedia received confidential or proprietary information from third parties subject to a duty on MessageMedia to maintain the confidentiality of such information and/or to use the information only for certain limited purposes. Mr. Cagan agrees to keep in the strictest of confidence, and not to use or to disclose to any person, firm or corporation any trade secrets, confidential knowledge, data or other proprietary information of such third parties. Nothing in this paragraph does, is intended to, nor should be construed to, narrow the obligations of Mr. Cagan imposed by any other provision herein, any other agreement, law or other source.

         11. ENFORCEMENT OF PROPRIETARY RIGHTS. Mr. Cagan agrees to assist MessageMedia in every proper way to obtain, and from time to time enforce, United States and foreign Proprietary Rights. The term "Proprietary Rights" shall mean all trade secret, patent, copyright, mask work and other intellectual property rights throughout the world, relating to MessageMedia Inventions, defined below, in any and all countries. Mr. Cagan further agrees to execute, verify and deliver such documents and perform such other acts (including appearances as a witness) as MessageMedia may reasonably request for use in applying for, obtaining,



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perfecting, evidencing, sustaining and enforcing such Proprietary Rights and the assignment thereof. In addition, Mr. Cagan agrees to execute, verify and deliver assignments of such Proprietary Rights to MessageMedia or its designee. Mr. Cagan's obligation to assist MessageMedia with respect to Proprietary Rights relating to such MessageMedia Inventions in any and all countries shall continue beyond the Resignation Date, but, if MessageMedia's CEO requests Mr. Cagan's services in writing, MessageMedia will compensate Mr. Cagan at a reasonable rate after the Resignation Date for the time actually spent by Mr. Cagan rendering such assistance. In the event MessageMedia is unable for any reason, after reasonable effort, to secure Mr. Cagan's signature on any document needed to execute, verify, or deliver any document assigning any trade secret, patent, copyright, mask work or intellectual property right throughout the world relating to MessageMedia Inventions, Mr. Cagan hereby irrevocably designates and appoints MessageMedia and its duly authorized officers and agents as his agent and attorney in fact, which appointment is coupled with an interest, to act for and in Mr. Cagan's behalf to execute, verify and file any such documents and to do all of his lawfully permitted acts to further the purposes of the preceding paragraph with the same legal force and effect as if executed by Mr. Cagan. By way of illustration but not limitation, "MessageMedia Inventions" includes trade secrets, inventions, mask works, ideas, processes, formulas, source and object codes, data, programs, other works of authorship, know-how, improvements, discoveries, developments, designs and techniques, any patents, patent applications, copyrights, trademarks, and pending copyrights or trademarks. Nothing in this paragraph does, is intended to, nor should be construed to narrow the obligations of Mr. Cagan imposed by any other provision herein, any other agreement, law or other source.

         12. NONCOMPETITION AND NONSOLICITATION. Mr. Cagan acknowledges that while he was employed with MessageMedia, he acted as Interim Chief Executive Officer, was a member of executive and management personnel at MessageMedia, and was privy to extremely sensitive, confidential and valuable commercial information, and trade secrets belonging to MessageMedia, the disclosure of which information and secrets would greatly harm MessageMedia. In addition, Mr. Cagan acknowledges that the consideration received as an employee of MessageMedia, as well as a portion of the consideration received in the mutual provisions and covenants as part of this Agreement, are in return for his covenants to preserve the good will of MessageMedia. As a reasonable measure to protect MessageMedia from the harm of such disclosure and use of its information and trade secrets against it, and as a reasonable measure to preserve the trade secrets of MessageMedia, the parties agree to the following as part of this
Agreement:

                  (a) NON-COMPETITION COVENANT. Mr. Cagan agrees and acknowledges that for a period of six (6) months following after the Termination Date as defined in paragraph 10 of the Agreement for Temporary Part-time Employment, attached as Exhibit A, he will not directly or indirectly engage in (whether as an employee, consultant, proprietor, partner, director, officer or otherwise), or have any ownership interest in, or participate in the financing, operation, management or control of, any person, firm, corporation, partnership, joint venture or other business entity that engages in the marketing or sale of e-mail based customer relationship management and direct marketing services or any computer program, product, process, system, or service marketed, sold or under development by MessageMedia. The parties agree that no more than 1% of the outstanding voting stock of a publicly traded company or any stock owned



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by Mr. Cagan as of the Resignation Date shall not constitute a violation of this paragraph. Mr. Cagan further agrees and acknowledges that because of the nature and type of business that MessageMedia engages in, the geographic scope of the non-compete shall include all counties, cities, and states of the United States and that such a geographic scope is reasonable. Nothing in this paragraph should be construed to narrow the obligations of Mr. Cagan imposed by any other provision herein, any other agreement, law or other source.

                  (b) NON-SOLICITATION COVENANT. Mr. Cagan acknowledges that he was privy to highly sensitive personnel information, including (without limitation) information concerning the skills, knowledge, and background of MessageMedia employees, performance evaluations of employees by MessageMedia, salary, compensation and benefits paid by MessageMedia to its employees and other confidential, private and commercially valuable information. Mr. Cagan acknowledges that disclosure of such information to others would be detrimental to MessageMedia, and could lead to the loss of employees and knowledge critical to the business of MessageMedia. Mr. Cagan also acknowledges that he was privy to valuable and confidential information and trade secrets concerning relationships between MessageMedia and customers, vendors, investors, consultants, independent contractors and other business entities, and that severance or alteration of such relationships would be highly detrimental to MessageMedia. Accordingly, as a part of this Agreement and for the period during the Employment Agreement, and six months after the Termination Date under the Agreement for Temporary Part-time Employment, Mr. Cagan agrees not to solicit, either directly or indirectly, any employee or director of MessageMedia to terminate or alter his or her relationship with MessageMedia. Mr. Cagan further agrees that for the period during the Employment Agreement, and six months after the Termination Date, he will not, either directly or indirectly, solicit or attempt to solicit any customer, client, supplier, investor, vendor, consultant or independent contractor of MessageMedia to terminate, reduce or negatively alter his, her or its relationship with MessageMedia. Mr. Cagan further agrees and acknowledges that because of the nature and type of business that MessageMedia engages in, the geographic scope of the non-compete shall include all counties, cities, and states of the United States and that such a geographic scope is reasonable. Nothing in this paragraph 12 or its subparagraphs should be construed to narrow the obligations of Mr. Cagan imposed by any other provision herein, any other agreement, law or other source.

                  (c) REASONABLE. Mr. Cagan agrees and acknowledges that the time limitation on the restrictions in this paragraph 12 and its subparagraphs are reasonable. Mr. Cagan also acknowledges and agrees that the limitation in this paragraph 12 and its subparagraphs is reasonably necessary for the protection of MessageMedia, that through this Agreement he shall receive adequate consideration for any loss of opportunity associated with the provisions herein, and that these provisions provide a reasonable way of protecting MessageMedia's business value which was imparted to him. Mr. Cagan further agrees that these restrictions are necessary because it is inevitable that he will disclose Confidential Information without such restrictions. If any restriction set forth in this paragraph 12 and its subparagraphs is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time, it shall be interpreted to extend only over the maximum period of time as to which it may be enforceable. Mr. Cagan acknowledges and agrees that the provisions in this paragraph 12 and its subparagraphs are essential and material to this Agreement, and that upon breach of this



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paragraph 12 and its subparagraphs by Mr. Cagan, MessageMedia is entitled to recover any payments or other consideration made pursuant to this Agreement, to withhold providing additional payments or consideration, to equitable relief to prevent continued breach, to recover damages and to seek any other remedies available to MessageMedia.

         13. RELEASE OF CLAIMS BY MR. CAGAN AND CAGANCO. In exchange for the consideration set forth in this Agreement and the mutual covenants of MessageMedia and the Cagan Parties, the Cagan Parties hereby release, acquit and forever discharge MessageMedia, its affiliated corporations and entities, its and their officers, directors, agents, representatives, servants, attorneys, employees, shareholders, successors and assigns of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys' fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known or unknown, suspected and unsuspected, disclosed and undisclosed, liquidated or contingent, arising out of or in any way related to agreements, events, acts or conduct at any time prior to and including the Execution Date, including but not limited to: any and all such claims and demands directly or indirectly arising out of or in any way connected with Mr. Cagan's employment with MessageMedia or any prior consulting relationship between Mr. Cagan or CaganCo and MessageMedia, change of status in employment, or the conclusion of that employment; claims or demands related to salary, bonuses, commissions, stock, stock options, or any ownership interests in MessageMedia, vacation pay, personal time off, fringe benefits, expense reimbursements, sabbatical benefits, severance benefits, or any other form of compensation; claims pursuant to any federal, any state or any local law, statute, common law, regulation or cause of action including, but not limited to, the federal Age Discrimination in Employment Act of 1967, as amended ("ADEA") under the terms set forth in paragraph 14 below, the federal Civil Rights Act of 1964, as amended; claims for attorney's fees, costs and other expenses under Title VII of the federal Civil Rights Act of 1964, as amended, or any other statute, agreement or source of law; the federal Americans with Disabilities Act of 1990; the Family and Medical Leave Act; the Employee Retirement Income Security Act; the Colorado Fair Employment and Housing Act; Colorado Labor Code; tort law; contract law; wrongful discharge; discrimination; harassment; fraud; defamation; libel; emotional distress; breach of contract and breach of the implied covenant of good faith and fair dealing. The Cagan Parties agree that in the event either brings a claim covered by this release in which he seeks damages against MessageMedia or in the event he seeks to recover against MessageMedia in any claim brought by a governmental agency on his behalf, this Agreement shall serve as a complete defense to such claims.

         14. ADEA WAIVER AND RELEASE BY MR. CAGAN. Mr. Cagan acknowledges that Mr. Cagan is knowingly and voluntarily waiving and releasing any rights Mr. Cagan may have under the federal Age Discrimination in Employment Act of 1967, as amended ("ADEA Waiver and Release"). Mr. Cagan acknowledges that the consideration given for this ADEA Waiver and Release, provided for in paragraph 2(a), is in addition to anything of value to which Mr. Cagan was already entitled. The parties agree and acknowledge that Mr. Cagan has been advised by this writing, as required by the ADEA that: (a) this ADEA Waiver and Release does not apply to any claims under ADEA that may arise after the date that Mr. Cagan signs this Agreement; (b) Mr. Cagan has the right to and is advised to consult with an attorney prior to executing this Agreement; (c) Mr. Cagan has twenty-one days within which to consider this ADEA Waiver and Release (although Mr. Cagan may choose to voluntarily execute this ADEA Waiver and Release


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earlier); and (d) Mr. Cagan has seven days following the execution of this
Agreement to revoke Mr. Cagan's ADEA Waiver and Release by sending, via certified United States mail, written notice of revocation to the attention of MessageMedia, Inc., Attention: Sue Morse, 6060 Spine Road Boulder, CO 80301. This ADEA waiver shall not be effective until the date upon which the Revocation Period has expired, which shall be deemed by the parties to be the eighth (8th) day after this Agreement is signed by Mr. Cagan (this date is hereinafter referred to as the "ADEA Effective Date"). The parties acknowledge and agree that revocation by Mr. Cagan of the ADEA Waiver and Release is not effective to revoke Mr. Cagan's waiver or release of any other claims pursuant to this Agreement. The parties further agree that revocation by Mr. Cagan of the ADEA Waiver and Release shall entitle MessageMedia to recover any and all consideration of any form given by MessageMedia in consideration for Mr. Cagan executing and not revoking the ADEA Waiver and Release, and to recover the costs, expenses and attorney's fees incurred in attempting to recover such payments.

         15. TAX CONSEQUENCES. The Cagan Parties expressly acknowledges that MessageMedia has not made, nor herein makes, any representation about the tax consequences of any consideration provided by MessageMedia to Mr. Cagan pursuant to this Agreement. Mr. Cagan agrees to identify and hold MessageMedia harmless for any and all claims or penalties asserted against MessageMedia for failure to pay taxes due on any consideration provided by MessageMedia pursuant to this Agreement.

         16. COOPERATION. Mr. Cagan agrees to fully cooperate with MessageMedia in connection with any MessageMedia defense, prosecution, or investigation by MessageMedia regarding any actual or potential litigation, administrative proceeding, or other such procedures, in which MessageMedia may be involved as a party or non-party from time to time.

         17. NO THIRD PARTY RIGHTS. The parties agree that by making this Agreement they do not intend to confer any benefits privileges or rights to others. The Agreement is strictly between the parties hereto, subject to the terms of paragraph 21 below, and that it shall not be construed to vest in any other the status of third-party beneficiary.

         18. VOLUNTARY AND KNOWINGLY. Mr. Cagan and CaganCo acknowledge that, before executing this Agreement, they have been advised and given the opportunity to consult with counsel and has in fact sought and received advice from counsel of her own choosing, and was fully advised of his rights under law. Mr. Cagan and CaganCo further acknowledges that they have reviewed this Agreement in its entirety, understands it, and voluntarily executes it.

         19. DUTY TO EFFECTUATE. The parties agree to perform any lawful additional acts, including the execution of additional agreements, as are reasonably necessary to effectuate the purpose of this Agreement.

         20. ENTIRE AGREEMENT. Except for those agreements expressly referenced herein, this Agreement, including Exhibit A hereto, constitutes the complete, final and exclusive embodiment of the entire agreement between Mr. Cagan, CaganCo, and MessageMedia with regard to the subject matter hereof. The parties intend that any prior agreement, whether written or oral, with regard to any employment or consulting relationship between Mr. Cagan and



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MessageMedia and CaganCo and MessageMedia shall forever terminate, and this
Agreement shall define any further obligations that MessageMedia has to Mr. Cagan and CaganCo. This Agreement is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein. It may not be modified except in a writing signed by Mr. Cagan and CaganCo and a duly authorized officer of MessageMedia.

         21. SUCCESSORS AND ASSIGNS. This Agreement, including Exhibit A hereto, shall bind the heirs, personal representatives, successors, assigns, executors and administrators of each party, and insure to the benefit of each party, its heirs, successors and assigns.

         22. APPLICABLE LAW. The parties agree and intend that this Agreement be construed and enforced in accordance with the laws of the State of Colorado.

         23. FORUM. This Agreement will be governed by and construed according to the laws of the State of Colorado as such laws are applied to agreements entered into and to be performed entirely within Colorado between Colorado residents. The Cagan Parties hereby expressly understands and consents that this Agreement is a transaction of business in the State of Colorado and in the City and County of Boulder, Colorado, and constitutes the minimum contacts necessary to make Mr. Cagan subject to the personal jurisdiction and venue of the federal courts located in the State of Colorado, and the state courts located in the County of Boulder, Colorado. Mr. Cagan agrees and acknowledges that any controversy arising out of or relating to this Agreement or the breach thereof, or any claim or action to enforce this Agreement or portion thereof, or any controversy or claim requiring interpretation of this Agreement must be brought in federal court within the State of Colorado or a state court located in the City and County of Boulder, Colorado. No such action may be brought in any forum outside the State of Colorado. Any action brought in contravention of this paragraph by one party is subject to dismissal at any time and at any stage of the proceedings by the other, and no action taken by the other in defending, counter claiming or appealing shall be construed as a waiver of this right to immediate dismissal. A party bringing an action in contravention of this paragraph shall be liable to the other party for the costs, expenses and attorney's fees incurred in successfully dismissing the action or successfully transferring the action to the federal courts located in the State of Colorado, or the state courts located in the County of Boulder, Colorado.

         24. SEVERABLE. If any provision of this Agreement is determined to be invalid, void or unenforceable, in whole or in part, this determination will not affect any other provision of this Agreement, and the provision in question shall be modified so as to be rendered enforceable.

         25. ENFORCE ACCORDING TO TERMS. The parties intend this Agreement to be enforced according to their terms.

         26. EXECUTION DATE. This Agreement is effective on the later of the dates that each party signed this Agreement ("Execution Date").

         27. COUNTERPARTS. This Agreement may be executed in one or more counterparts, any of which need not contain the signatures of more than one party but all signed counterparts taken together will constitute one and the same argument.



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         28. SECTION HEADINGS. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         29. EXPIRATION. Unless otherwise agreed to by MessageMedia in writing signed by an authorized MessageMedia representative, this agreement must be executed by Mr. Cagan and delivered to MessageMedia no later than January 4, 2000 to be effective or binding on MessageMedia.

         IN WITNESS WHEREOF, the parties have duly authorized and caused this Agreement to be executed as follows:

DENNIS CAGAN                           MESSAGEMEDIA, INC.,
An individual                          A Delaware corporation

                                       By:
-----------------------------             --------------------------------
Dennis Cagan
                                       Its:
                                           -------------------------------

Date:                        , 1999    Date:                        , 1999
     ------------------------               ------------------------

CAGANCO, INC.,
A corporation

By:
   --------------------------
   Dennis Cagan, President

Date:                        , 1999
     ------------------------

EXHIBIT A:  AGREEMENT FOR TEMPORARY PART-TIME EMPLOYMENT



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                                    EXHIBIT A
                  AGREEMENT FOR TEMPORARY, PART-TIME EMPLOYMENT
                   BETWEEN MESSAGEMEDIA, INC AND DENNIS CAGAN


         This Agreement for Temporary, Part-time Employment ("Employment Agreement") is entered into by and between MESSAGEMEDIA, INC. ("MessageMedia" or the "Company") and DENNIS CAGAN ("Mr. Cagan") (collectively, "Parties"), as consideration for the terms, provisions and covenants in the Release Agreement between MessageMedia and Mr. Cagan, attached hereto and incorporated herein by reference ("Release Agreement"), effective as of the same day as the Resignation Date, as defined in the Release Agreement.

                                   I. RECITALS

         WHEREAS, as of the Execution Date of this Employment Agreement, Mr. Cagan currently is an employee of MessageMedia;

         WHEREAS, the Parties have entered into the Release Agreement, by which all past and future duties, rights, and obligations of the Parties are released;

         WHEREAS, in consideration for the provisions and covenants in the Release Agreement, MessageMedia and Mr. Cagan desire that Mr. Cagan's employment with MessageMedia continue without interruption in accordance with the terms and conditions set forth herein;

         WHEREAS, in accordance with the terms and conditions of the provisions of this Employment Agreement, MessageMedia wishes to compensate Mr. Cagan for part-time work for MessageMedia;

         WHEREAS, MessageMedia desires to employ Mr. Cagan and to assure itself of the availability of the services of Mr. Cagan beginning the day after the Resignation Date, as defined in paragraph 1 of the Release Agreement ("Resignation Date");

         WHEREAS, Mr. Cagan desires to be employed by MessageMedia under the terms and conditions contained herein.

                                  II. COVENANTS

         NOW, THEREFORE, in consideration of the above set forth recitals which are incorporated herein by reference, the terms, provisions, and covenants of the Release Agreement, and the mutual promises and covenants set forth in this Employment Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

         1. EMPLOYMENT. MessageMedia hereby agrees to employ Mr. Cagan, and Mr. Cagan hereby accepts such employment under the terms set forth herein. The Parties acknowledge that Mr. Cagan's employment with MessageMedia continues uninterrupted in accordance with the terms and conditions contained herein.

         2. TERM OF EMPLOYMENT. MessageMedia agrees to employ Mr. Cagan on a part-time and temporary basis and for a period beginning on the same day as the Resignation Date, as defined in the Release Agreement and ending on the Termination Date, as defined in paragraph 10 below.

         3. DUTIES. Mr. Cagan shall render part-time services to MessageMedia at MessageMedia's Boulder, Colorado, office. Mr. Cagan's services shall consist of his providing advice and assistance relating to strategic leadership and consulting. Mr. Cagan also shall provide assistance on other related projects. Mr. Cagan shall report directly to MessageMedia's Chief Executive Officer, who is, at the present time, Larry Jones. Mr. Cagan's responsibilities, title, working conditions, duties, and/or any other aspect of Mr. Cagan's employment may be changed, added to or eliminated during his employment at the sole discretion of MessageMedia.

         4. PART-TIME. The Parties agree and acknowledge that Mr. Cagan's employment is temporary and part-time. The Parties anticipate that Mr. Cagan shall perform his duties within a time commitment of ten to twenty hours per month. Because Mr. Cagan's position is classified as exempt, Mr. Cagan will not be eligible for overtime premiums.

         5. SALARY. Mr. Cagan acknowledges and agrees that he will be compensated for work requested and performed at a rate of $1,000 per eight hour day, less payroll deductions and all required withholdings, to be paid in periodic installments in accordance with MessageMedia's customary practices (as they may be changed by MessageMedia from time to time in its sole discretion). Mr. Cagan shall not be compensated any amounts for days on which he does not perform services at the request of MessageMedia for at least eight hours.

         6. STOCK OPTIONS. MessageMedia has previously granted to Mr. Cagan three stock options, consisting of the "Nonstatutory Option" (as defined in the Employment Agreement between MessageMedia and Mr. Cagan effective as of January 11, 1999 (the "January Agreement")) to purchase 125,000 shares of MessageMedia common stock ("Stock"), the "Option" (as defined in the January Agreement) to purchase 15,000 shares of Stock and the "Supplemental Option" (as defined in the January Agreement) to purchase 135,000 shares of Stock (collectively, the "Cagan Options").

                  a. THE NONSTATUTORY OPTION. MessageMedia and Mr. Cagan acknowledge and agree that the vesting of all otherwise unvested shares of Stock subject to the Nonstatutory Option has previously been accelerated and that the Nonstatutory Option has been exercised in full by Mr. Cagan. Accordingly, no shares of Stock remain available for purchase under the Nonstatutory Option.

                  b. THE OPTION AND THE SUPPLEMENTAL OPTION (THE "REMAINING OPTION"). Inasmuch as Mr. Cagan is continuing his employment with MessageMedia and has not terminated his Continuous Status as an Employee or Consultant (within the meaning applicable under the Option and the Supplemental Option), such Remaining Options shall continue in effect, in accordance with and subject to their respective terms and conditions, during the period of Mr. Cagan's employment under this Employment Agreement. MessageMedia and Mr. Cagan acknowledge that, as of October 1, 1999, the Remaining Options are fully vested and exercisable as to all shares of Stock subject to the Remaining Options, according to the applicable provisions thereof.

                  c. NO OTHER STOCK RIGHTS. Mr. Cagan hereby acknowledges and agrees that (i) neither he nor any party related to or affiliated with him (each a "Cagan Party," as defined in the Release Agreement) has been granted stock options, stock purchase rights or any other rights or awards with respect to the acquisition or receipt of Stock ("Stock Rights"), except for the Cagan Options as described in this paragraph 6, and (ii) the Remaining Options constitute the only outstanding Stock Rights held by any Cagan Party as of the date of execution of this Employment Agreement.

         7. MESSAGEMEDIA BENEFITS, SICK LEAVE, HOLIDAYS AND REIMBURSEMENT. Mr. Cagan and MessageMedia agree that Mr. Cagan shall not be eligible to receive MessageMedia benefits, health insurance coverage, life insurance coverage, any other insurance coverage, vacations, sick leave, holidays, or fringe benefits. MessageMedia will reimburse Mr. Cagan in accordance with MessageMedia reimbursement policies in effect from time to time for all reasonable and customary business expenses incurred during Mr. Cagan's employment, provided that Mr. Cagan promptly furnish to MessageMedia adequate records and documentary evidence of such expense.

         8. POLICIES AND PROCEDURES. As an employee of MessageMedia, Mr. Cagan agrees that he is subject to and will comply with the policies and procedures of MessageMedia, as such policies and procedures may be modified, added to or eliminated from time to time at the sole discretion of MessageMedia, except to the extent any such policy or procedure specifically conflicts with the express terms of this Employment Agreement or the Release Agreement. Mr. Cagan further agrees and acknowledges that any written or oral policies and procedures of MessageMedia do not constitute contracts between MessageMedia and Mr. Cagan.

         9. PROPRIETARY INFORMATION AND INVENTIONS AND OTHER OBLIGATIONS. Mr. Cagan agrees that his employment under this Agreement is contingent upon his execution of MessageMedia's Employee Proprietary Information and Inventions Agreement, attached hereto as Exhibit 1, which is incorporated herein by reference. Mr. Cagan agrees that he will sign and return the MessageMedia's Employee Proprietary Information and Inventions Agreement.

         10. TERMINATION OF EMPLOYMENT. It is understood and agreed by MessageMedia and Mr. Cagan that this Employment Agreement does not contain any promise or representation concerning the duration of Mr. Cagan's employment with MessageMedia. Mr. Cagan specifically acknowledges that his part-time employment with MessageMedia is at-will and may be altered or terminated by either Mr. Cagan or MessageMedia at any time, with or without cause. The nature, terms or conditions of Mr. Cagan's employment with MessageMedia cannot be changed by any oral representation, custom, habit or practice, or any other writing. In the event of conflict between this disclaimer and any other statement, oral or written, present or future, concerning terms and conditions of employment, the at-will relationship confirmed by this disclaimer shall control. Under the terms below, the last date of Mr. Cagan's employment is the Termination Date.

                  a. TERMINATION BY COMPANY. The Company may terminate this Employment Agreement immediately in its sole discretion upon Mr. Cagan's breach of this Employment Agreement, including Exhibit 1, or breach of the provisions or covenants under the Release Agreement. The Company may terminate this Employment Agreement at any time, with or without cause, upon providing Mr. Cagan 15 days written notice to his last known address. Mr. Cagan is responsible for notifying and updating MessageMedia of his current address.

                  b. TERMINATION BY MR. CAGAN. Mr. Cagan may terminate this Employment Agreement at any time upon fifteen days notice to the Vice President of Human Resources of MessageMedia, 6060 Spine Road, Boulder, CO 80301.

                  c. TERMINATION BY DEATH. If Mr. Cagan shall die during the terms of this Agreement, this Agreement shall terminate immediately upon Mr. Cagan's death.

         11. NONCOMPETITION AND NONSOLICITATION. Mr. Cagan acknowledges that during his prior employment with MessageMedia, he acted as Interim Chief Executive Officer, was a member of executive and management personnel at MessageMedia, and was privy to extremely sensitive, confidential, and valuable commercial information, and trade secrets belonging to MessageMedia, the disclosure of which information and secrets would greatly harm MessageMedia. In addition, Mr. Cagan acknowledges that the consideration received as both a full-time and a part-time employee of MessageMedia, as well as a portion of the consideration received in the mutual provisions and covenants as part of this Employment Agreement, are in return for his covenants to preserve the good will of MessageMedia. As a reasonable measure to protect MessageMedia from the harm of such disclosure and use of its information and trade secrets against it, and as a reasonable measure to preserve the trade secrets of MessageMedia, the parties agree to the following as part of this Agreement:

                  a. NON-COMPETITION COVENANT. Mr. Cagan agrees and acknowledges that during his part-time employment and for a period of six (6) months following the termination of this Employment Agreement under Section 10, he will not directly or indirectly engage in (whether as an employee, consultant, proprietor, partner, director, officer or otherwise), or have any ownership interest in, or participate in the financing, operation, management or control of, any person, firm, corporation, partnership, joint venture or other business entity that engages in the marketing or sale of e-mail based customer relationship management and direct marketing services or any computer program, product, process, system, or service marketed, sold or under development by MessageMedia. The parties agree that no more than 1% of the outstanding voting stock of a publicly traded company or any stock owned by Mr. Cagan as of the Resignation Date shall not constitute a violation of this paragraph. Nothing in this paragraph should be construed to narrow the obligations of Mr. Cagan imposed by any other provision herein, any other agreement, law or other source.

                  b. NON-SOLICITATION COVENANT. Mr. Cagan acknowledges that he has been and will be privy to highly sensitive personnel information, including (without limitation) information concerning the skills, knowledge, and background of MessageMedia employees, performance evaluations of employees by MessageMedia, salary, compensation and benefits paid by MessageMedia to its employees and other confidential, private and commercially valuable information. Mr. Cagan acknowledges that disclosure of such information to others would be detrimental to MessageMedia and could lead to the loss of employees and knowledge critical to the business of MessageMedia. Mr. Cagan also acknowledges that he was and will be privy to valuable and confidential information and trade secrets concerning relationships between MessageMedia and customers, vendors, investors, consultants, independent contractors and other business entities, and that severance or alteration of such relationships would be highly detrimental to MessageMedia. Accordingly, as a part of this Employment Agreement, Mr. Cagan agrees not to solicit, either directly or indirectly, any employee or director of MessageMedia to terminate or alter his or her relationship with MessageMedia during this Employment Agreement or for six months after the termination of this Employment Agreement under Section 10. Mr. Cagan further agrees that for the period of this Employment Agreement and for six months after the termination of this Employment Agreement under Section 10, he will not, either directly or indirectly, solicit or attempt to solicit any customer, client, supplier, investor, vendor, consultant or independent contractor of MessageMedia to terminate, reduce or negatively alter his, her or its relationship with MessageMedia. Mr. Cagan further agrees and acknowledges that because of the nature and type of business that MessageMedia engages in, the geographic scope of the covenant not to compete shall include all counties, cities, and states of the United States and that such a geographic scope is reasonable. Nothing in this paragraph 11 or its subparagraphs should be construed to narrow the obligations of Mr. Cagan imposed by any other provision herein, any other agreement, law or other source.

                  c. REASONABLE. Mr. Cagan agrees and acknowledges that the time limitation on the restrictions in this paragraph 11 and its subparagraphs are reasonable. Mr. Cagan also acknowledges and agrees that the limitation in this paragraph 11 and its subparagraphs is reasonably necessary for the protection of MessageMedia, that through this Agreement he shall receive adequate consideration for any loss of opportunity associated with the provisions herein, and that these provisions provide a reasonable way of protecting MessageMedia's business value which was imparted to him. Further, Mr. Cagan agrees that the restrictions contained herein are necessary because it is inevitable that Mr. Cagan will disclose Confidential Information, as defined in Exhibit 1, without such restriction. If any restriction set forth in this paragraph 11 and its subparagraphs is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time, it shall be interpreted to extend only over the maximum period of time as to which it may be enforceable. Mr. Cagan acknowledges and agrees that the provisions in this paragraph 11 and its subparagraphs are essential and material to this Agreement, and that upon breach of this paragraph 12 and its subparagraphs by Mr. Cagan, MessageMedia is entitled to recover any payments or other consideration made pursuant to this Agreement, to withhold providing additional payments or consideration, to equitable relief to prevent continued breach, to recover damages and to seek any other remedies available to MessageMedia.

         12. NO CONFLICT OF INTEREST. Mr. Cagan agrees during the term of this Employment Agreement not to accept work or enter into a contract or accept an obligation, inconsistent or incompatible with Mr. Cagan's obligations under this Employment Agreement or the scope of services rendered for MessageMedia. Mr. Cagan warrants that to the best of his knowledge, there is no other existing contract or duty on Mr. Cagan's part inconsistent with this Employment Agreement, unless a copy of such contract or a description of such duty is attached to the Company's Employee Proprietary Information, and Inventions Agreement as Exhibit 1 thereto. Mr. Cagan further agrees not to disclose to the MessageMedia, or bring onto MessageMedia premises, or induce MessageMedia to use any confidential information that belongs to anyone other than MessageMedia or Mr. Cagan.

         13. SURVIVAL. Mr. Cagan acknowledges and agrees that he remains bound by the provisions and covenants contained in paragraphs 8, 9, and 11, and the Employee Proprietary Information and Inventions Agreement, the Release Agreement after the termination of his employment, without regard for what reason this Employment Agreement is terminated.

         14. TAX CONSEQUENCES. Mr. Cagan agrees to be responsible for the payment of any taxes due on any and all compensation provided to him by MessageMedia pursuant to paragraphs 5 and 6 of this Employment Agreement. Mr. Cagan agrees to indemnify MessageMedia and hold MessageMedia harmless from any and all claims or penalties asserted against MessageMedia for any failure to pay taxes due on any compensation provided by MessageMedia pursuant to paragraphs 5 and 6 of this Employment Agreement. Mr. Cagan expressly acknowledges that MessageMedia has not made, nor herein makes, any representation about the tax consequences of any consideration provided by MessageMedia to Mr. Cagan pursuant to this Employment Agreement.

         15. SUCCESSORS AND ASSIGNS. Mr. Cagan may not assign any right or obligation arising under this Employment Agreement. MessageMedia may assign any right or obligation arising under this Employment Agreement. This Employment Agreement shall bind the heirs, personal representatives, successors, executors and administrators of each party, and insure to the benefit of each party, its heirs, and successors.

         16. GOVERNING LAW. The parties agree that this Employment Agreement and all disputes relating to or requiring interpretation of this Agreement or relating to Mr. Cagan's employment with MessageMedia shall be governed by and construed according to the laws of the State of Colorado as such laws are applied to agreements entered into and to be performed entirely within Colorado between Colorado residents.

         17. CONSENT TO PERSONAL JURISDICTION AND EXCLUSIVE FORUM. This Employment Agreement will be governed by and construed according to the laws of the State of Colorado as such laws are applied to agreements entered into and to be performed entirely within Colorado between Colorado residents. Mr. Cagan hereby expressly understands and consents that this Employment Agreement is a transaction of business in the State of Colorado and in the City and County of Boulder, Colorado, and constitutes the minimum contacts necessary to make Mr. Cagan subject to the personal jurisdiction and venue of the federal courts located in the State of Colorado and the state courts located in the County of Boulder, Colorado. Mr. Cagan agrees and acknowledges that any controversy arising out of or relating to this Employment

Agreement or the breach thereof, or any claim or action to enforce this Employment Agreement or portion thereof, or any controversy or claim requiring interpretation of this Employment Agreement must be brought in federal court within the State of Colorado or a state court located in the City and County of Boulder, Colorado. No such action may be brought in any forum outside the State of Colorado. Any action brought in contravention of this paragraph by one party is subject to dismissal at any time and at any stage of the proceedings by the other, and no action taken by the other in defending, counter claiming or appealing shall be construed as a waiver of this right to immediate dismissal. A party bringing an action in contravention of this paragraph shall be liable to the other party for the costs, expenses and attorney's fees incurred in successfully dismissing the action or successfully transferring the action to the federal courts located in the State of Colorado, or the state courts located in the City and County of Boulder, Colorado.

         18. SEVERABLE. If any provision of this Employment Agreement is determined to be invalid, void or unenforceable, in whole or in part, this determination will not affect any other provision of this Employment Agreement, and the provision in question shall be modified so as to be rendered enforceable.

         19. ENFORCE ACCORDING TO TERMS. The parties intend this Employment Agreement to be enforced according to their terms.

         20. SECTION HEADINGS. The section and paragraph headings contained in this Employment Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Employment Agreement.

         21. COUNTERPARTS. This Employment Agreement may be executed in one or more counterparts, any of which need not contain the signatures of more than one party but all signed counterparts taken together will constitute one and the same argument.

         22. ENTIRE AGREEMENT. This Employment Agreement, including Exhibit 1, together with the Release Agreement, supersede all prior agreements, written or oral, between Mr. Cagan and MessageMedia as of the Effective Date regarding Mr. Cagan's employment with MessageMedia except as such agreements are otherwise expressly identified and noted in this Employment Agreement or Release Agreement. No provisions of this Employment Agreement shall be changed or modified in whole or in part except by an agreement in writing by Mr. Cagan and the MessageMedia Chief Executive Officer. Mr. Cagan agrees that waiver by either party of any breach by the other party of any provision of this Employment Agreement shall not be deemed or construed to be a waiver or permission for continued waiver of a later breach of such provision.

         I have read this Employment Agreement and understand its terms. I have been advised to seek legal counsel before signing this Employment Agreement.

         Dated this _____ day of December, 1999.


MESSAGEMEDIA, INC.                     DENNIS CAGAN


By:                                    By:
   -------------------------------        -------------------------------
Name:                                     Dennis Cagan
     -----------------------------
Title:
      ----------------------------



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